Exhibit 10.02

EXECUTION

AMENDED AND RESTATED

DEFERRED PURCHASE FACTORING AGREEMENT

ROSENTHAL & ROSENTHAL, INC.

1370 Broadway

New York NY 10018

New York, NY

Dated: July 22, 2020

STEVEN MADDEN, LTD.

DOLCE VITA HOLDINGS, INC.

SCHWARTZ & BENJAMIN, INC.

B. B. DAKOTA, INC.

GREATS BRAND INC.

TRENDY IMPORTS, S. DE R.L. DE C.V.

REPORT FOOTWEAR, INC.

STEVEN MADDEN RETAIL, INC.

SML ACQUISITION CORP.

DANIEL M. FRIEDMAN & ASSOCIATES, INC.

DIVA ACQUISITION CORP.

THE TOPLINE CORPORATION

MADDEN INTERNATIONAL LIMITED

ADESSO-MADDEN, INC.

CEJON ACCESSORIES, INC.

THE ASEAN CORPORATION LIMITED

52-16 Barnett Avenue

Long Island City, NY 11104

The following is the Agreement under which we will act as your collection agent. Subject to Section 15 below and Schedule 1, this Agreement amends, restates, replaces, and supersedes any prior Collection Agency Agreements between Steven Madden, Ltd. and/or one or more of its affiliates on the one hand, and Rosenthal & Rosenthal, Inc., on the other hand, including the Collection Agency Agreement dated July 10, 2009 and the agreements identified in Schedule 1 hereto. Capitalized terms shall have the meanings set forth in Section 14 and Schedule 1 hereof:

1.	Collection of Receivables :

1.1. From time to time so long as no Rosenthal Default has occurred and is continuing, you will refer all invoices evidencing Orders to us for collection of the balance due (“Referred Accounts”) and you hereby appoint us as your collection agent with respect thereto, and we shall have the right to collect (except as otherwise provided herein), and we shall provide the collection services for such Referred Accounts and Receivables and serve as your collection agent, in accordance with and subject to the terms of this Agreement. Subject to the terms of this Agreement, upon each sale of your Inventory or rendition by you of services you shall execute and deliver to us such further and confirmatory evidence of our authority as collection agent with respect to your Receivables as we reasonably require from time to time, including copies of invoices or such equivalent electronic document as we may designate for such use, and all shipping or delivery receipts and such other proof of sale and delivery or performance. All invoices (and other statements to Customers) evidencing Referred Accounts shall clearly state, in a manner reasonably satisfactory to us, that each Receivable is payable to us in our capacity as collection agent on your behalf. The form on Exhibit A annexed hereto is satisfactory to us. We understand and agree that with respect to CR Receivables, Orders withdrawn in accordance with Section 2 below and/or any Orders with respect to an account debtor that we have previously denied Credit Approval that you have the right to retain other collection agencies to provide collection agency services.

1.2. You or the Credit Agreement Agent may recall, upon prior written notice to us, any Referred Account previously referred to us in your sole discretion (other than Purchased Receivables for which we have paid you the Purchase Price thereof) during a Rosenthal Default or a Credit Agreement Default (the “Redirection Right”), all of which accounts shall automatically be deemed Charged Back by us to you at the time of our receipt of such notice. When an account is so recalled, we will promptly, and no later than three (3) Business Days after issuance of such recall notice, cooperate with you, or your designee or the Credit Agreement Agent, to notify your Customers that such Receivables have been reassigned from us to you or your designee or the Credit Agreement Agent and that you or your designee or the Credit Agreement Agent shall have the sole right to collect and otherwise deal with such Receivables, including without limitation, by delivering written authorization to Customers to remit such payments in accordance with your instruction or the Credit Agreement Agent’s instruction. If litigation has been initiated on such a withdrawn account, but not brought to judgment, we will cooperate in transitioning the same and obtaining documentation needed to substitute legal counsel if and as you request. You shall be required to pay all reasonable and documented out-of-pocket expenses incurred by us in connection with any of the foregoing.

2.	Credit and Approval:

Unless already covered by a Credit Line established by us as hereinafter set forth, you will submit to us for our credit approval the principal terms of each and every Order. We may, in our sole discretion, approve all or a portion of an Order, by issuing a Credit Approval, withdraw any Credit Approval, withdraw or adjust any Credit Line, or suspend any Availability under a Credit Line, in each case at any time solely before you deliver the Inventory or render the services. In addition, we may from time to time in our sole discretion upon your request establish a Credit Line or Credit Lines pursuant to which you may ship to Customers. No Credit Approval, including approval based upon shipment against Availability under a Credit Line shall be effective unless (i) the Inventory is shipped or the services rendered, within the time specified therein, or if no time is specified, within thirty (30) days after the date our Credit Approval is issued; (ii) the Customer has accepted delivery of the Inventory or performance of the services in the Order; and (iii) a schedule of the Receivables(s) which arise as a result of the Order which is the subject of the Credit Approval has been delivered to us before ten (10) Business Days after the delivery of the goods or the performance of the service. Upon the effectiveness of a Credit Approval, we shall be deemed to have accepted the Credit Risk (but not the risk of non-payment for any other reason) to the extent of the dollar amount specified in the Credit Approval and the Receivable which is the subject thereof shall, to the extent of the amount specified in the Credit approval, be a Credit Approved Receivable. If the dollar amount of the Credit Approval is less than the amount of the Order, if we decline to issue any Credit Approval or withdraw any Credit Approval to the extent permitted by the terms of this Agreement, you may, in your sole discretion, withdraw such Order from collection hereunder to the extent permitted by the terms of this Agreement. In no event, however, shall we have any Credit Risk on any Receivable for freight, samples, or sales not made in the ordinary course of your business. We may, in our sole discretion, upon written notice to you (including by making such information available to you on our client web portal currently known as RAPID),withdraw any Credit Approval, or withdraw or adjust any Credit Line, at any time before you deliver the Inventory or render the services, in which event you may, in your sole discretion, withdraw such Order from collection hereunder to the extent permitted by the terms of this Agreement.

3.	Client Risk Receivables:

All CR Receivables are with full recourse to you and at your credit risk, but are otherwise subject to the covenants, terms and conditions provided herein with respect to Credit Approved Receivables. You agree to pay us promptly after demand all reasonable and documented out-of-pocket expenses including reasonable and documented collection charges and reasonable and documented attorneys’ fees incurred by us in attempting to collect or enforce any payment of CR Receivables, it being understood that we will not commence suit against any Customer (other than in respect of a Purchased Receivable (at our own expense)) without your prior written approval. In addition, if we, at your request, and in our discretion, file a proof of claim in any insolvency proceeding with respect to a CR Receivable and/or forward a CR Receivable to an attorney or agency for collection, we shall charge your account with (i) the fees and expenses of such attorney or collection agency and (ii) a service charge equal to $100 plus 5% of any amount collected on the CR Receivable.

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4.	Returned Merchandise/Claims, Disputes and Chargebacks:

4.1. In the event of a breach by you of any of the representations or warranties contained herein with respect to a Receivable, or the assertion, with respect to a Receivable, of a Dispute, any such Receivable (whether or not a Credit Approved Receivable), shall thereupon become a CR Receivable to the extent of the Dispute. You shall notify us immediately of any Dispute, including a Customer’s return of or desire to return any Inventory purchased from you. We may, but are not obligated to, settle, compromise, adjust or litigate any Dispute, including, a return of the related Inventory upon such terms as we deem advisable, provided that your agreement and cooperation is required for any such settlement, compromise, adjustment or litigation other than as to a Purchased Receivable, and we will not commence suit against any Customer (other than with respect to a Purchased Receivable (at our own expense)) without your prior written consent. We will not initiate any form of legal action with respect to such a Receivable unless you have approved in writing the third party engaged, and its respective processes to be used. We may, at our option, Charge Back to you all amounts owing on CR Receivables which are not paid when due, and we shall also have the right to charge your account with us in the amount of any payment which we receive with respect to a CR Receivable we previously paid to you, if we are subsequently required to disgorge such payment for any reason, including, such payment being deemed a preferential transfer. A Charge Back shall not constitute a resale or reassignment to you of the Receivable which is the subject thereof if prior to such Charge Back the Receivable had been purchased by us pursuant to the terms hereof. Subject to the terms of this Agreement, you agree to indemnify and save us harmless from and against any and all loss, liability, claim, cost and expense of any kind, caused by or arising from any Disputes with or similar or related claims of your Customers (or any representative thereof), asserting an interest in Receivables or payments thereon, including: (i) any disputes or claims with respect to terms, price, quality or otherwise regarding Inventory with respect to Receivables; (ii) any claim for a return of any payments made by or on behalf of any Customer with respect to Receivables, to the extent such payments are either made directly to you or made to us and remitted to you (including alleged preferential transfers with respect to any such payments on Receivables that were not Credit Approved Receivables at the time the payment was received); (iii) any claims by any governmental authorities (federal, state, municipal or otherwise) for the turnover or payment to such governmental authority of all or any portion of any payment received from a Customer which we paid to you and (iv) all reasonable and documented collection expenses and attorney’s (whether in-house or outside) fees incurred with respect to any of the foregoing. Notwithstanding anything to the contrary herein, this Agreement shall not require you to pay any legal fees we may incur in connection with the defense of any claims asserted against us (including by a counterclaim) by an Obligor with respect to our collection activities to the extent of any matters for which we have indemnified you under Section 4.2 below. Your liability under this paragraph, and that of any Person liable for the Obligations, shall constitute Obligations but shall nonetheless be independent hereof and continue notwithstanding any termination hereof.

4.2. We will indemnify, defend and hold harmless you, your officers, directors, employees, agents, attorneys, Affiliates and representatives and the respective successors and assigns of the foregoing from and against all claims, damages, costs, losses or liabilities, including reasonable attorneys’ fees and expenses (“Losses”), to the extent such Losses are resulting from or related to (i) a breach by us of this Agreement, (ii) a failure by us to comply with any applicable laws, rules, regulations and/or licensing requirements in connection with the transactions contemplated by this Agreement, or (iii) any gross negligence or willful misconduct of us or our employees or representatives in performing any obligation or duty under this Agreement, provided (x) we shall have no obligation to indemnify or hold harmless for any Losses arising as a result of any error in any information provided by you to us concerning a Referred Account, and (y) our total liability to you under this Section 4.2 shall be limited to an aggregate amount of the average annual commission actually paid by you to us pursuant to Section 6 below during the term of this agreement prior to the time any such claim(s) shall be made by you under this Section.

5.	Representations, Warranties and Covenants:

You represent, warrant and covenant that:

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5.1. you are fully authorized to enter into this Agreement and perform hereunder and you will continue to be so authorized for the duration of this Agreement and you are not and will not be bound by any material agreement that would be violated by your or our performance of this Agreement.

5.2. you are solvent.

5.3. the Receivables are, on the date referred to us hereunder, and shall be, at the time of their creation and on the date any Receivable becomes a Purchased Receivable, bona fide, existing and legally enforceable (although not necessarily collectible and subject to the effects of bankruptcy, insolvency and other similar laws) obligations of Customers arising out of your sales made or services rendered by you, and, at the time any Receivable becomes a Purchased Receivable, it shall additionally be free and clear of all security interests, liens, claims and Disputes whatsoever other than Permitted Liens and in the event that any such Receivables arise from the sale of goods, such goods meet all standards imposed by any governmental agency or authority.

5.4. at the time any Receivable becomes a Purchased Receivable, the Inventory relating thereto constituting returned goods shall not be subject to any security interest, lien or encumbrance whatsoever, other than Permitted Liens, and you covenant (i) that you shall not permit the Inventory to become so encumbered without our prior written consent and (ii) that the Inventory meets all standards imposed by any governmental agency or authority.

5.5. [reserved].

5.6. with respect to each Receivable as it arises and when transmitted to us: (i) you will have delivered the Inventory or rendered the services pursuant to the Order; (ii) the Customer will accept the Inventory and/or services without any offset or counterclaim; (iii) no Dispute known to you will exist in any respect; (iv) you will have preserved, and will continue to preserve, any liens and any other rights available to us by virtue of this Agreement; and (v) the Customer will not be your Affiliate.

5.7. you will within ten Business Days of our request therefor, provide us with copies of invoices and shipping or delivery receipts or such equivalent electronic documents as we may reasonably designate or other proof of sale and delivery or performance as we may from time to time reasonably require.

5.8. you will not, without providing us with thirty (30) days’ prior written notice thereof, change your name, your state of organization or your principal place of business and you are not aware, and will upon your becoming aware, notify us promptly, of any Person organizing under your name in another state.

5.9. you do not transact business under any trade names or tradestyles except as set forth on Exhibit C annexed hereto (which Exhibit shall be complete and correct prior to the Effective Date, and as the same may thereafter be amended from time to time) and with respect to any such tradename or tradestyles you have (i) caused certain of the tradenames and tradestyles (if indicated on Exhibit C) to be registered in accordance with the laws applicable to the use of such tradenames or tradestyles and have not in any way assigned or encumbered your interest in such tradenames or tradestyles, other than Permitted Liens; or (ii) obtained a license to use such tradenames or tradestyles from the owner thereof with respect to the goods or services sold by you under such tradenames or tradestyles, and in the markets in which such goods or services are sold by you; and you are not aware, and will upon your becoming aware, promptly notify us, of any other Person using your name or any of your tradenames or tradestyles in any similar line of business.

5.10. you are, and at all times during the term of this Agreement, shall be, duly organized, existing and in good standing under the laws of the state of your organization; and you are, and at all times during the term of this Agreement, shall be, duly qualified, existing and in good standing in every state in which the nature of your business requires you to be so qualified, except to the extent that the failure to be so qualified would not reasonably be expected to have a material adverse effect on your business or financial condition or the collectability or enforceability of the Receivables.

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6.	Commissions:

6.1. For our services hereunder, we shall receive a commission (hereinafter referred to as the “Base Commission”) of (i) 0.20% of the gross invoice amount of each Receivable; plus (ii) on those Receivables due from a Customer (or any Affiliates or subsidiaries of such Customer) listed on the Special Accounts Schedule submitted herewith and/or from time to time hereafter, such percentage of the gross invoice amount thereof as equals the surcharge (if applicable) set forth on the Special Accounts Schedule, to the extent of the amount credit approved. All commissions shall be fully earned, due and payable and chargeable to your account with us at the date a Receivable is referred to and accepted by us hereunder.

6.2. Our charge specified in Section 6.1 hereof is based upon maximum selling terms of 60 days (excepting only that for sales to off-price retailers the maximum selling terms will be 90 days and for mass merchants the maximum selling terms will be 120 days), and no more extended terms or additional dating shall be granted by you to any Customer without our prior written approval. If such approval is given by us, then for each additional thirty (30) days or part thereof of such extended terms or additional dating, our charge with respect to the Receivables covered thereby shall be increased by an amount equal to twenty-five percent (25%) of the charge specified in Section 6.1 hereof. In addition, we shall charge you a fee of $2.50 for each instance in which you change the terms of sale of any Receivable after you have submitted to us a schedule listing such Receivable.

6.3. The minimum aggregate Base Commission payable under this Agreement shall be $480,000.00 for each Contract Year, which shall be fully earned by us at the beginning of each Contract Year, and which to the extent of any deficiency (after giving effect to the commissions paid or payable under Section 6.1(i)), shall be chargeable to your account with us at the end of each Contract Year, provided, that in the event of any termination of this Agreement in any Contract Year after the first Contract Year, the minimum aggregate Base Commission payable in such year shall only be the higher of (i) 100% of the monthly average of all charges payable by you to us under Section 6.1 of this Agreement for the twelve month period prior to the Effective Termination Date, multiplied by the number of calendar months for the portion of the Contract Year elapsed prior to the Effective Termination Date (including any partial month in which the Effective Termination Date falls if such date is on or after the 15th day of such month); and (ii) the monthly average amount of the minimum aggregate Base Commission for the portion of such Contract Year elapsed prior to the Effective Termination Date, multiplied by the number of calendar months for the portion of the Contract Year elapsed prior to the Effective Termination Date (including any partial month in which the Effective Termination Date falls if such date is on or after the 15th day of such month).

7.	Purchase Price

7.1. The purchase price for each Receivable that we purchase (the “Purchase Price”) pursuant to the terms hereof shall be the invoice amount of the Receivable, less (i) returns (whenever made); (ii) selling discounts, credits or deductions of any kind allowed, granted to or taken by the Customer at any time; and (iii) our commission provided for in Section 6 hereof. No discount, credit or allowance with respect to any Purchased Receivable shall be granted by you, and no return of any Inventory related thereto shall be accepted by you without our prior written consent. A discount, credit or allowance may be claimed only by the Customer. All amounts deemed collected by us on Purchased Receivables pursuant to Section 7.2 below shall be paid by us to the Collection Account on the Purchase Date.

7.2. Where the cause of non-payment of a Credit Approved Receivable which has become more than 120 days past due is solely the Customer’s Financial Inability to Pay, then upon your submitting a confirmatory sale and assignment of the Receivable that is reasonably satisfactory to us, including a representation by you (with such supporting documents as we may reasonably request) that the warranties made by you under Sections 5.3 and 5.4 hereof are true and correct, the Receivable, to the extent of the then effective Credit Approval in accordance with the terms of this Agreement, shall be purchased by us immediately thereafter and shall be deemed collected if it is not otherwise subject to Charge back to you under and in accordance with the terms of this Agreement (such date, the “Purchase Date”). We shall deposit the Purchase Price into the Collection Account in immediately available funds on the related Purchase Date. In the event you may subsequently be required to disgorge any payment of a Purchase Price for a Purchased Receivable from us for any reason, including, such payment being deemed a preferential transfer, then such Receivable shall thereafter no longer be a Purchased Receivable unless and until such amount is returned or repaid to you by us or our representatives in full.

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8.	Statement of Account and Expenses:

8.1. All Obligations shall become immediately due and payable upon demand upon the occurrence of the earlier of: (i) any Default hereunder; and (ii) the Effective Termination Date. You hereby irrevocably authorize us to collect commissions owed by you from time to time under this Agreement, at our option, either out of the proceeds of collections of Referred Accounts or by debiting the Collection Account in such amount. You agree to execute and deliver such documentation (including, if applicable, ACH debit authorization documentation) as we may reasonably request from time to time to facilitate any such debit. Notwithstanding anything to the contrary herein, and without limiting your obligations or liability to us under this Agreement, we shall not debit the Collection Account for any reason other than to collect commissions owed by you from time to time under this Agreement as and when the related Referred Accounts are paid (and excluding, for avoidance of doubt, any deficiency in the minimum aggregate Base Commission for any Contract Year). Any other Obligations owing by you to us shall be payable by you in accordance with the terms hereof.

8.2. We will render a statement of account (on both an individual company and consolidated basis) monthly to you, and such statement shall be binding upon you, except for demonstrable error and specific matters which you contest and of which we are notified in writing, within thirty (30) days after the date of receipt by you of such statement.

8.3. You shall pay all reasonable and documented out-of-pocket expenses (including reasonable and documented attorney’s fees) incurred by us in connection with the enforcement of this Agreement. You shall pay all reasonable expenses incurred in connection with the filing of financing statements under the UCC with respect to Purchased Receivables. We may also charge to your account (with your prior written consent) any reasonable and documented fees, costs or other expenses we incur to eliminate or cure any lack of capacity that we may now or hereafter have to maintain an action in the courts of any state to enforce payment or Receivables due from Customers located in such state by reason of your acts or omissions, including your failure to qualify as a foreign entity in such state or any other failure on your part to observe the laws of such state that are applicable to you or your assets. You shall also pay to us such reasonable and documented fees as we may incur in performing our duties hereunder and charge from time to time for, among other things, wire transfers. In connection with our examinations of your books, records and operations to the extent permitted by this Agreement you shall pay all of our reasonable and documented out-of-pocket expenses plus for each examiner the Standard Examiner’s Rate in effect at the time of any such examination. In connection with our administration of this Agreement, settlement of any Dispute, or enforcement of any Obligation, or our protecting, preserving and enforcing our security interests and rights hereunder, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions or proceedings arising out of or relating to our transactions with you, including actions or proceedings that may involve any Person asserting a priority or claim with respect to Purchased Receivables, all reasonable and documented costs and expenses incurred, including, reasonable and documented attorneys’ fees incurred by us, shall be borne and paid for by you, and may, at our option, be charged to your account with us (i.e., by our making a debit entry therefor in our client accounting system, currently known as RAPID). Your reimbursement obligations pursuant to this paragraph shall survive termination of this Agreement for any reason.

8.4. No delay or failure on our part in exercising any right, privilege, or option hereunder shall operate as a waiver of such or of any other right, privilege, or option, and no waiver, amendment, or modification of any provision of this Agreement shall be valid, unless in a writing signed by us and you and then only to the extent therein stated. Should any provision of this Agreement be prohibited by or invalid under applicable law, the validity of the remaining provisions shall not be affected thereby. Unless otherwise specifically provided in this Agreement, any notices, requests, demands or other communications permitted or required to be given under this Agreement shall be in writing and shall be sent by electronic mail, hand delivery or by a nationally recognized overnight delivery service, to the addresses and electronic mail addresses of the parties set forth below (or to such other address or electronic mail address as a party may hereafter designate by a notice to the other that complies with this section) and shall be deemed given (a) in the case of a notice sent by electronic mail, when received by the recipient; and (b) in the case of a notice that is hand delivered or sent by such overnight courier, when delivered (provided that the sending party retains a confirmation of delivery). Any notice which, pursuant to the terms hereof must be sent by certified or registered mail shall be deemed given and effective when received.

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If to us	If to you

Rosenthal & Rosenthal, Inc.

1370 Broadway

New York NY 10018

Attn: Michael Stanley

Email: mstanley@rosenthalinc.com

With a copy to:

Otterbourg, P.C.

230 Park Avenue

New York, NY 10169

Attn: Michael Wenger, Esq.

Email: mwenger@rosenthalinc.com

Steven Madden, Ltd.

52-16 Barnett Avenue

Long Island City, NY 11104

Attn: Zine Mazouzi

Email: zinemazouzi@stevemadden.com'

With a copy to:

Foley & Lardner LLP

500 Woodward Avenue, Suite 2700

Detroit MI 48226

Attn: John A. Simon, Esq. and Patricia Lane

Email: jsimon@foley.com and plane@foley.com

8.5. The headings used herein are intended to be for convenience of reference only and shall not define or limit the scope, extent or intent or otherwise affect the meaning of any portion hereof.

9.	Title, Collection and Payments:

9.1. We will promptly report to you the details of any remittances of Receivables (other than any Purchased Receivables) obtained directly by us. Until we have purchased a Purchased Receivable from you and paid you for it, you shall have and own all, right, title and interest in and to such Receivable and its Proceeds, we may not use such amounts for any other purpose and the Receivables shall be in your name. You will (and we shall cooperate with you in connection therewith) direct Customers to make payments to an account in your name at JPMorgan Chase Bank, N.A. that you designate in writing (the “Collection Account”), which may be subject to a Deposit Account Control Agreement in favor of the Credit Agreement Agent. If, notwithstanding such direction, (i) we receive any Customer payments on account of any Referred Accounts or Receivables (other than any Purchased Receivables), we shall remit such payments promptly, and in any event within two (2) Business Days of receipt, to the Collection Account; provided, however, that nothing herein authorizes us to collect any such Receivables (other than any Purchased Receivables), and (ii) you receive any Customer payments on account of any Referred Accounts or Receivables, you shall also promptly report to us the details thereof and remit such payments promptly, and in any event within two (2) Business Days of receipt, to us in respect of any Purchased Receivables and to the Collection Account in respect of any other Receivables; provided, however, that except in connection with the exercise of the Redirection Right, nothing herein authorizes you to collect any such Receivables other than in the Collection Account. We acknowledge and agree we have no right, title or interest in the same, unless and until such Receivables are Purchased Receivables. You shall promptly notify us (and obtain our prior written consent, not to be unreasonably withheld, conditioned or delayed) of any changes in the location of the Collection Account. It is understood and agreed that, notwithstanding anything herein to the contrary, we shall not be in violation of the foregoing to the extent of any payments received by us from Customers failing to act in accordance with the payment direction contemplated above that have not yet been reconciled by us to Referred Accounts due to insufficient information or documentation from the payor thereof, unless and until such amounts have been clearly identified as being in payment of any Referred Accounts in accordance with our ordinary and customary procedures. You shall provide us with the bank location of the Collection Account and, cooperate with us in causing such bank to provide to us all account records, statements and deposit receipts as we may reasonably require therefrom consistent with the terms of this Agreement. Promptly (and in any event within two (2) business days) after identification thereof, you shall remit to us any Customer payments made to the Collection Account, or otherwise received by you, that constitute proceeds of any Purchased Receivables (to the extent we have paid you the Purchase Price therefor). All remittances obtained by you against Purchased Receivables will be received in trust for us. To the extent we may hold at any time any remittances obtained by us as to Receivables (other than Purchased Receivables) and not yet transferred them to your account, we acknowledge they are held in trust for you and we will keep such amounts separately identified and not commingle them with any other amounts. You constitute us, or any other entity or person (but in no event a direct competitor of your business or other third parties identified by you to us prior to the date hereof) whom we may designate in our sole discretion, reasonably exercised, as your attorney in fact at your own cost and expense to exercise, at any time, all or any of the following powers which, being coupled with an interest, shall be irrevocable until this Agreement has been terminated and you have fully and indefeasibly paid and discharged all Obligations in accordance with this Agreement (a) to sign and/or endorse your name on all remittances and all papers, bills of lading, receipts, instruments and documents relating to the Receivables and the transactions between us; (b) to deposit any checks or other remittances received relating to the Receivables regardless of notations or conditions placed thereon by your customers or deductions reflected thereby and to charge the amount of any such deductions to your account; and (c) to sign your name to any and all documents necessary to cure or eliminate any lack of capacity that we may now or hereafter have, by reason of your acts or omissions, to maintain an action in the courts of any state to enforce payment of Receivables due from Customers located in such state and to file such documents with the appropriate public officials or agencies.

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9.2. In the event that as a result of your instructing your Customers to make payment to the Collection Account, any Customer erroneously also makes payment to the Collection Account in respect of any accounts receivable of any other clients of ours (an “Erroneous Payment”), and you or the Credit Agreement Agent receives identifiable proceeds thereof, then, to the extent the Credit Agreement Agent has not already received the proceeds of such amount and returned it to us under the terms of that certain Collateral Assignment of Rights under Amended and Restated Deferred Purchase Factoring Agreement among you, us and the Credit Agreement Agent, dated on or about the date hereof (the “Assignment Agreement”), you shall promptly (and in any event within one (1) Business Day of our demand therefor) repay the amount of such Erroneous Payment to us upon our written demand to you therefor, without any offset or deduction of any kind.

9.3. Except as may otherwise be required pursuant to applicable law, rule or regulation, if any payment or recovery is received from or on behalf of a Customer which is a Customer on both Credit Approved Receivables and CR Receivables, any such payment or recovery may be first applied to the Credit Approved Receivables notwithstanding (i) any notation to the contrary on or with respect thereto; (ii) the payment terms thereof; (iii) the due date thereof; or (iv) whether such payments were made in the ordinary course of business or otherwise.

10.	Sale and Security Interest; Financing Statements:

10.1. Effective upon our purchase of Receivables pursuant to the terms hereof, you sell and assign to us, and grant to us a security interest in, all of your right, title and interest in such Purchased Receivables and the Inventory represented by such Purchased Receivables, as well as Inventory with respect to such Purchased Receivables returned by or repossessed from Customers, all of your rights as an unpaid vendor or lienor, all of your rights of stoppage in transit, replevin and reclamation relating thereto, and all of your rights against third parties with respect thereto. You will cooperate with us in exercising any rights with respect to any of the foregoing.

10.2. You authorize us to file financing statements and any and all other documents that may now or hereafter be provided for by the UCC to reflect and/or perfect our interest as purchaser of Purchased Receivables and the Inventory represented by such Purchased Receivables. In the event that any jurisdiction requires a debtor’s signature on such financing statements and/or such other documents, you authorize us to file such financing statements and/or other documents on your behalf as your attorney in fact, which such power being coupled with an interest, shall be irrevocable until this Agreement has been terminated and you have fully and indefeasibly paid and discharged all of the Obligations.

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11.	Books and Records/Financial Statements:

We agree to furnish to any agent or lender under the Credit Agreement, promptly upon their request, copies of our and our subsidiaries’ consolidated balance sheets excerpted from our most recent quarterly (management-prepared) or annual (audited by an independent certified public accounting firm) financial statements, provided that we and you, or such agent or lender, as applicable, first enter into a confidentiality agreement in form and substance satisfactory to us with respect thereto (it being acknowledged that the form attached hereto as Exhibit D is satisfactory to us).

12.	Term:

12.1. This Agreement shall commence on the date hereof, shall continue for one Contract Period and shall automatically renew at the end of each Contract Period for an additional 12 month Contract Period. Notwithstanding the foregoing, this Agreement may be terminated (i) by us at any time, on not less than sixty (60) days’ prior written notice to you by registered or certified mail prior to the Effective Termination Date of such termination; (ii) by you, at any time, on not less than sixty (60) days’ prior written notice to us by registered or certified mail, prior to the Effective Termination Date, and provided further that (x) we may terminate this Agreement effective upon ten (10) days’ prior written notice to you by registered or certified mail if either a Default has occurred and is continuing and is not cured prior to the end of such period or you have exercised the Redirection Right, (y) we may terminate this Agreement effective immediately upon delivery of written notice to you by registered or certified mail, or overnight courier, if a Cash Dominion Trigger Period (as defined in the Assignment Agreement) has occurred and is continuing, and (z) you may terminate this Agreement effective upon ten (10) days’ prior written notice to us by registered or certified mail if a Rosenthal Default has occurred and is continuing and is not cured prior to the end of such period. Rights and obligations arising out of transactions having their inception prior to the termination date shall not be affected by any termination or notice thereof, nor shall any transaction which by its terms survives termination. From and after the Effective Termination Date, all amounts charged or chargeable to your account hereunder in accordance with the terms hereof (including, without limitation, the amount of any deficiency (after giving effect to the commissions payable under Section 6.1(i)) in the earned minimum aggregate Base Commission for the portion of such Contract Year elapsed prior to the Effective Termination Date), and all other Obligations, shall become immediately due and payable without further notice or demand.

12.2. Any Receivable which is a Credit Approved Receivable as of the date of the exercise by you of the Redirection Right, other than any Purchased Receivable, shall automatically become a CR Receivable as of the date of such exercise of the Redirection Right. Otherwise, any Receivable which is a Credit Approved Receivable as of the date of any termination and in respect of which such Credit Approval could not have been withdrawn by us pursuant to and in accordance with Section 2 hereof as of such date of termination shall remain a Credit Approved Receivable (except to the extent a Dispute thereafter arises with respect thereto) notwithstanding such termination and our and your rights and obligations in respect thereof shall survive such termination, and any other Receivable (other than a Purchased Receivable) shall automatically become a CR Receivable as of the date of such Termination. Termination of this Agreement shall not become effective in respect of the liens and security interests granted to us in Purchased Receivables hereunder, and you shall continue to pay over to us all Proceeds in respect thereof after termination hereof.

12.3. Upon termination of this Agreement and your exercise of the Redirection Right, we shall cooperate in Charging Back to you any Referred Accounts (excluding any Purchased Receivables) in accordance with Section 1.2 hereof.

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13.	Governing Laws/Jury Trial Waiver/Jurisdiction/Venue and Miscellaneous Provisions:

This Agreement is deemed made in the State of New York and shall be governed, interpreted and construed in accordance with the laws of the State of New York, applicable to contracts made and to be performed within such state. No modification, waiver or discharge of this Agreement shall be binding upon us or you unless in writing and signed by us and you. Our failure, at any time, to exercise any right or remedy hereunder, shall not constitute a waiver on our part with respect to such right or remedy, nor shall such failure preclude us from exercising the same or any other right or remedy at any subsequent time. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall be one and the same document. Electronically exchanged signatures shall be treated as original signatures. If any taxes are imposed upon us (other than any franchise or income taxes), or if we shall be required to withhold or pay any such non-excluded tax or penalty because of or in connection with any transactions between us under this Agreement, you shall indemnify us and hold us harmless in respect thereof. This Agreement, each of the other agreements referenced in Schedule 1 hereto, together with all other ancillary agreements delivered in connection herewith embodies our entire agreement as to the subject matter hereof and supersedes all prior agreements (whether oral or written) as to the subject matter hereof. TRIAL BY JURY IS HEREBY WAIVED BY EACH OF US IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF US AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIP CREATED HEREBY (WHETHER SOUNDING IN TORT OR CONTRACT). YOU AND WE EACH HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK (OR THE CIVIL COURT OF THE CITY OF NEW YORK IF SUCH MATTERS BE WITHIN ITS JURISDICTION), AND OF ANY FEDERAL COURT IN SUCH STATE, FOR A DETERMINATION OF ANY DISPUTE AS TO ANY SUCH MATTERS. IN CONNECTION THEREWITH, YOU AND WE EACH HEREBY WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREE THAT SERVICE THEREOF MAY BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO YOU AND US, AS APPROPRIATE AT THE ADDRESSES SET FORTH ABOVE, OR SUCH OTHER ADDRESSES AS SHALL HAVE PREVIOUSLY BEEN COMMUNICATED BY ONE OF US TO THE OTHER BY REGISTERED OR CERTIFIED MAIL. The use of “including” or “include” means “including (or “include”), without limitation.” The use of “or” means “and/or” if the context so permits or requires. The term “our sole discretion” as used herein shall mean “our sole and absolute discretion”. You agree that there is no fiduciary relationship between us or our representatives and you or any other entity, affiliated or controlled by you, and that you will not seek or attempt to establish any such fiduciary relationship. You hereby expressly waive any right to assert, now or in the future, that there was or is a fiduciary relationship between you and us and/or our representatives in any action, proceeding or claim for damages. If any provision of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein. This Agreement shall be binding upon and inure to the benefit of each of us and our respective successors and permitted assigns, provided, however, that you may not assign this Agreement or your rights hereunder without our prior written consent, and we may not assign this Agreement except to a successor of all or substantially all of our factoring business.

Only the parties listed above and other entities that are Affiliates of Steven Madden, Ltd. are eligible to participate in the arrangements described in this Agreement. Any such entity may become a participating company hereunder by (i) having us extend to it a written offer to become a participating company and (ii) executing and delivering to us an Accession Agreement substantially in the form attached hereto as Exhibit B (an “Accession Agreement”). Notwithstanding any provision of this Agreement to the contrary, any such participating company that, for any reason, ceases to be an Affiliate of Steven Madden, Ltd. shall, effective upon five (5) Business Days’ prior written notice to us thereof, cease to be a participating company hereunder with respect to any of its Receivables arising thereafter, subject to the payment in full of all of its Obligations to us and to the survival of (a) such entity’s obligations under this Agreement with respect to any of its Receivables referred to us prior thereto, and any other of its obligations that remain outstanding at such time and (b) any provision of this Agreement that, by its express terms, would survive a termination of this Agreement.

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14.	Definitions:

As used in this Agreement, these terms shall have the following meanings which shall be applicable to both the singular and plural forms of such terms.

“Accession Agreement” shall have the meaning set forth in Section 13 hereof.

“Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Affiliate” of a Person shall mean any entity controlling, controlled by, or under common control with, the Person and the term “controlling” and such variations thereof shall mean ownership of a majority of the voting power of a Person, or the contractual power to control such Person’s affairs.

“Agreement” shall mean this Collection Agency Agreement, as amended, amended and restated, modified or supplemented.

“Assignment Agreement” shall have the meaning set forth in Section 9.2 hereof.

“Availability under a Credit Line” shall mean the unused amount of a Credit Line, unless otherwise suspended by us at any time in accordance with the terms of this Agreement (e.g., when Receivables due from the Customer under a Credit Line are a certain number of days past due) and communicated to you in writing or by such electronic means as you and we may agree (including by making such information available to you on our client web portal currently known as RAPID).

“Base Commission” shall have the meaning set forth in Section 6.1 hereof.

“Business Day” shall mean a day on which major banks in New York City are open for the regular transaction of business.

“Charge Back” or “Charged Back” with respect to any Referred Account/Receivable shall mean the reassignment thereof by us to you without any recourse, representation or warranty of any kind (other than the absence of liens created by or through us) by us, the disavowal of any further collection efforts by us with respect thereto, and the termination of any assumption of Credit Risk by us with respect thereto.

“Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Collateral” shall mean each Purchased Receivable and the Inventory with respect thereto, whenever arising.

“Collection Account” shall have the meaning set forth in Section 9.1 hereof.

“Contract Period” shall mean, subject to Section 12, August 1st of each calendar year through July 31st of the following calendar year.

“Contract Year” shall mean, subject to Section 12, August 1st of each calendar year through July 31st of the following calendar year.

“Credit Agreement” shall mean the Credit Agreement, dated as of July 22, 2020, by and among (among others) Steven Madden, Ltd., the lenders from time to time parties thereto and Citizens Bank, N.A., as an initial lender and administrative and collateral agent (as amended, modified, waived, restated or amended and restated from time to time), and shall include any credit agreement or other loan documentation governing any debt financing that refinances or replaces the credit facility under such Credit Agreement.

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“Credit Agreement Agent” shall mean the administrative and collateral agent under the Credit Agreement.

“Credit Agreement Default” shall mean an event of default (after the expiration of all applicable cure periods therein) under the Credit Agreement.

“Credit Approval” shall mean either (i) a notice from us to you, in writing or by such electronic means as may be designated by us to you reasonably in advance (including by making such information available to you on our client web portal currently known as RAPID), that we have approved all or a portion of an Order; or (ii) Availability under a Credit Line.

“Credit Approved Receivable” shall mean a Receivable for which we have assumed the Credit Risk.

“Credit Line” shall mean a line of credit, established by us and communicated from time to time to you, in accordance with the terms of this Agreement, in writing or by such electronic means as may be designated by us to you, granting approval for sales by you, or rendition of services by you to a Customer, billed at a specified location or locations, up to a specified aggregate available amount.

“Credit Risk” shall mean the risk of loss resulting from a Customer’s failure to pay a Credit Approved Receivable on the due date solely because of the Customer’s Financial Inability to Pay.

“CR Receivable” shall mean any Receivable which is not a Credit Approved Receivable, provided that Credit Approved Receivables cannot become CR Receivables under this Agreement for any reason after they become Purchased Receivables, other than as a result of a Dispute.

“Customer” shall mean any Person obligated on a Receivable.

“Default” shall mean the occurrence of any of the following events: (1) nonpayment, after ten (10) days, when due of any amount payable by you on any of the Obligations; (2) failure by you to perform in any material respect any other covenant, agreement or obligation in this Agreement or the breach or inaccuracy in any material respect of any representation or warranty made by you to us in this Agreement, in each case 10 days after receipt of written notice (provided that you shall only be entitled to such notice and opportunity to cure not more than twice in any Contract Year); (3) default beyond any applicable notice or cure period by you in repayment, when due, of any indebtedness for borrowed money in excess of $100,000,000, now or hereafter owed for monies borrowed from anyone other than us, unless the same is being contested in good faith and adequate reserves therefor have been established; (4) you commence or have commenced against you, whether voluntary or involuntary, any proceeding under any bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law and/or any proceeding regarding the appointment of, or taking possession by, any receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for you or for any material part of your property; or (5) the Pension Benefit Guaranty Corporation shall commence proceedings under Section 4042 of the Employee Retirement Income Security Act of 1974 (ERISA) to terminate any of your employee pension benefit plans .

“Deposit Account” shall have the meaning set forth in Article 9 of the UCC.

“Dispute” shall mean (i) any dispute, claim, offset, defense, counterclaim or any other reason for nonpayment of all or a portion of any Receivable (including, merchandise returns) asserted by a Customer, other than a Customer’s Financial Inability to Pay, regardless of whether the same is in an amount greater than, equal to or less than the Receivable concerned, whether bona fide or not, and regardless of whether the same, in part or whole, relates to an unpaid Receivable or any other Receivable; and/or (ii) the payment of all or part of a Receivable by the Customer obligated thereon, other than to the Collection Account or to a Person other than us, an act of God, force majeure, the acts of restraint of public authorities whether domestic or foreign, civil strife, war or currency restrictions or fluctuations resulting in nonpayment of all or any portion of any Receivable; provided that a Dispute shall not include a Customer’s Financial Inability to Pay.

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“Documents” shall have the meaning set forth in Article 9 of the UCC.

“Effective Date” shall have the meaning set forth in the paragraph immediately preceding Section 1 hereof.

“Effective Termination Date” shall mean the date of termination specified in any duly delivered notice of termination of this Agreement, or, with respect to any automatic termination of this Agreement, the effective date of such automatic termination.

“Excluded Receivables” shall mean (i) all international sales and commission invoices to foreign customers (including, without limitation, any assigned to us under the Existing HK Non-Notification Collection Agency Agreement or the Existing Mexico Non-Notification Collection Agency Agreement), (ii) all “first cost” sales and commissions invoices to domestic customers (including, without limitation, any assigned to us under the Existing HK Non-Notification Collection Agency Agreement), (iii) all invoices to employees and affiliates, (iv) all sample billings to sales representatives and others; and (v) invoices as you and we may agree in writing.

“Financial Inability to Pay” shall mean a Customer’s insolvency such that the value of its available, liquid assets is exceeded by its fixed, liquidated and non-contingent liabilities, whether or not such Customer has become the subject of a bankruptcy or other similar proceeding.

“GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of the determination.

“General Intangibles” shall have the meaning set forth in Article 9 of the UCC (and shall include tradenames, trademarks, tradestyles, service marks, copyrights and patents and all your rights and claims against us hereunder or otherwise).

“Instruments” shall have the meaning set forth in Article 9 of the UCC.

“Inventory” shall have the meaning set forth in Article 9 of the UCC.

“Investment Property” shall have the meaning set forth in Article 9 of the UCC.

“Obligations” shall mean all obligations, advances, liabilities and indebtedness of you or your Affiliates to us or any of our Affiliates, however evidenced, arising under this Agreement, whether now existing or incurred from time to time hereafter and whether before or after termination hereof, absolute or contingent, joint or several, matured or unmatured, direct or indirect, primary or secondary, liquidated or unliquidated, and including, all of our charges, commissions, fees, interest, expenses, costs and attorneys’ fees chargeable to you in connection therewith, and all of your obligations to us as an indemnitor pursuant to the terms of this Agreement.

“Obligor” shall mean you and each other Person (including, any Guarantor or direct or indirect provider of collateral) primarily or secondarily, directly or indirectly, liable on, or providing collateral for, any of the Obligations.

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“Order” shall mean any purchase order or equivalent document for the sale by you of goods or the rendition by you of services.

“Permitted Lien” shall mean a lien or security interest in our favor, or to which we have specifically consented in writing, subject to any limitation set forth in such writing. Permitted Liens include security interests on Receivables, Inventory, other personal property and proceeds thereof (but not on Purchased Receivables or proceeds thereof) securing obligations under the Credit Agreement and/or related documents.

“Person” shall mean any individual, sole proprietorship, partnership, joint venture, trust, non-registered organization, association, corporation, limited liability company, government or any subdivision, agency or political subdivision thereof or any other entity.

“Proceeds” shall mean all proceeds (as set forth in Article 9 of the UCC), products, rents and profits of or from any and all collateral and, to the extent not otherwise included in the foregoing; (i) all payments under any insurance, indemnity, warranty or guaranty with respect to any of the collateral, (ii) all payments in connection with any requisition, condemnation, seizure or forfeiture with respect to any of the collateral, (iii) all claims and rights to recover for any past, present or future infringement or dilution of or injury to any collateral; and (iv) all other amounts from time to time paid or payable under or with respect to any of the collateral, including licensing and royalty fees.

“Purchase Date” shall have the meaning set forth in Section 7.2 hereof.

“Purchase Price” shall have the meaning given in Section 7.1 hereof.

“Purchased Receivable” shall mean a Receivable that we purchase from you pursuant to Section 7.2 hereof.

“Receivables” shall mean, for Referred Accounts, all Accounts, Instruments, Chattel Paper, Documents, Investment Property and General Intangibles arising from your sales of Inventory or performance of services, and the Proceeds thereof, and all Supporting Obligations, whether now existing or hereafter created, excepting only for Excluded Receivables.

“Redirection Right” shall have the meaning set forth in Section 1.2 hereof.

“Referred Accounts” shall have the meaning set forth in Section 1.1 hereof.

“Rosenthal Default” shall mean the occurrence of any of the following events: (1) nonpayment, after ten (10) days, when due of any amount payable by us under this Agreement; (2) failure by us to perform in any material respect any other covenant, agreement or obligation in this Agreement or the breach or inaccuracy in any material respect of any representation or warranty made by us in this Agreement, in each case 10 days after receipt of written notice (provided that we shall only be entitled to such notice and opportunity to cure not more than twice in any Contract Year); (3) default beyond any applicable notice or cure period by us in repayment, when due, of any indebtedness for borrowed money in excess of $100,000,000, now or hereafter owed for monies borrowed, unless the same is being contested in good faith and adequate reserves therefor have been established; (4) we commence or have commenced against us, whether voluntary or involuntary, any proceeding under any bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law and/or any proceeding regarding the appointment of, or taking possession by, any receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for us or for any material part of our property; (5) we sell, lease, license, pledge, transfer or otherwise dispose of all or substantially all of our assets in one transaction or a series of related transactions, or any consolidation, amalgamation, scheme of arrangement or merger of us with or into any other person or any other corporate reorganization in which our equity holders immediately prior to such consolidation, amalgamation, merger, scheme of arrangement or reorganization own less than a majority of our voting power immediately after such consolidation, merger, amalgamation, scheme of arrangement or reorganization, or any transaction or series of related transactions in which at least a majority of our voting power is transferred; or (6) the Pension Benefit Guaranty Corporation shall commence proceedings under Section 4042 of the Employee Retirement Income Security Act of 1974 (ERISA) to terminate any of our employee pension benefit plans.

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“Special Account Schedule” shall mean a schedule issued, from time to time, listing thereon surcharge commissions applicable to Receivables owing from the Customers listed thereon.

“Standard Examiner Rate” shall mean the per diem rate per examiner established by us from time to time. The Standard Examiner Rate on the date hereof is $950.

“Supporting Obligations” shall have the meaning set forth in Article 9 of the UCC.

“UCC” shall mean the Uniform Commercial Code as the same may be in effect (subject to revision, from time to time) in the State of New York.

15.	Certain Matters Regarding Existing Collection Agency Agreements:

(a)                Although the Receivables subject to the Existing HK Non-Notification Collection Agency Agreement are Excluded Receivables hereunder, it is hereby acknowledged and agreed that, notwithstanding anything herein to the contrary the except to the extent that the context clearly requires otherwise, the following Sections of the Existing HK Non-Notification Collection Agency Agreement are hereby amended and restated, mutandis mutandis, to conform with the corollary provisions of this Agreement as indicated below (but the Existing HK Non-Notification Collection Agency Agreement is otherwise unaffected by this Agreement and each otherwise remain in full force and effect, notwithstanding anything herein to the contrary):

Provision of the Existing HK Non-Notification Collection Agency Agreement	Corollary Provision of this Agreement
Section 3 (Client Risk Receivables)	Section 3 (Client Risk Receivables)
Section 4 (Returned Merchandise/Claims, Disputes and Chargebacks)	Section 4 (Returned Merchandise/Claims, Disputes, Chargebacks and Indemnity)
Section 5 (Representations, Warranties and Covenants)	Section 5 (Representations, Warranties and Covenants)
Section 7 (Purchase Price)	Section 7 (Purchase Price)
Section 9 (Statement of Account and Expenses)	Section 8 (Statement of Account and Expenses)
Section 10 (Payments)	Section 9 (Title, Collection and Payments)
Section 11 (Security Interest; Financing Statements)	Section 10 (Sale and Security Interest; Financing Statements)
Section 12 (Term)	Section 12 (Term)
Section 13 (Governing Laws/Jury Trial Waiver/Jurisdiction/Venue and Miscellaneous Provisions)	Section 13 (Governing Laws/Jury Trial Waiver/Jurisdiction/Venue and Miscellaneous Provisions)
Section 14 (Definitions) (except that any definition in Section 14 of the HK Non Notification Collection Agency Agreement for which there is no similar definition in this Agreement is unaffected by this Agreement)	Section 14 (Definitions)

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(b)               Reference is hereby made to that certain letter agreement dated February 16, 2010 between you and us relating to certain Foreign Receivables (within the meaning of such letter agreement), as amended, restated, supplemented and/or otherwise modified from time to time (the “Foreign Receivables Supplement”). As provided in the Foreign Receivables Supplement, such Foreign Receivables are subject to the terms and conditions of the Collection Agency Agreement dated July 10, 2009 between you and us. It is hereby acknowledged and agreed that, upon the effectiveness of this Agreement, except to the extent that the context clearly requires otherwise, each reference in the Foreign Receivables Supplement to the “Collection Agency Agreement”, and each use of “thereunder”, “thereof”, “therein” or any words of like import in the Foreign Receivables Supplement with respect to the “Collection Agency Agreement”, shall mean and be a reference to this Agreement, and this Agreement and the Foreign Receivables Supplement shall be read together and construed as a single instrument.

(c)                Although the Receivables subject to the Existing Mexico Non-Notification Collection Agency Agreement from time to time are Excluded Receivables hereunder, it is hereby acknowledged and agreed that, except to the extent that the context clearly requires otherwise, the following Sections of the Existing Mexico Non-Notification Collection Agency Agreement are hereby amended and restated, mutandis mutandis, to conform with the corollary provisions of this Agreement as indicated below (but the Existing Mexico Non-Notification Collection Agency Agreement is otherwise unaffected by this Agreement):

Provision of Mexico Receivables Agreement	Corollary Provision of this Agreement
Section 3 (Client Risk Receivables)	Section 3 (Client Risk Receivables)
Section 4 (Returned Merchandise/Claims, Disputes and Chargebacks)	Section 4 (Returned Merchandise/Claims, Disputes, Chargebacks and Indemnity)
Section 5 (Representations, Warranties and Covenants)	Section 5 (Representations, Warranties and Covenants)
Section 7 (Purchase Price)	Section 7 (Purchase Price)
Section 8 (Statement of Account and Expenses)	Section 8 (Statement of Account and Expenses)
Section 9 (Payments)	Section 9 (Title, Collection and Payments)

Section 11 (Term)

Section 13 (Definitions) (except that any definition in Section 13 of the Existing Mexico Non-Notification Collection Agency Agreement for which there is no similar definition in this Agreement is unaffected by this Agreement)

Section 12 (Term) Section 14 (Definitions)

(d)               In addition to any guarantees by Steven Madden, Ltd. for the obligations of any of other Obligors under the Existing HK Non-Notification Collection Agency Agreement and the Existing Mexico Non-Notification Collection Agency Agreement above agreements, it is the agreement of the parties that each of you shall be jointly and severally liable for all Obligations hereunder.

(e)                For administrative convenience, each of you hereby appoints Steven Madden, Ltd. as its attorney-in-fact with full power to act in its place and stead with respect to any matters in connection with this Agreement, including, without limitation, directing the payment of any amounts payable by us with respect to the Receivables, and executing and delivering to us any Accession Agreement.

[Signature Pages Follow]

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YOU ACKNOWLEDGE THAT WE HAVE ADVISED YOU TO CONSULT WITH AN ATTORNEY PRIOR TO YOUR EXECUTION OF THIS AGREEMENT.

ROSENTHAL & ROSENTHAL, INC.

By:	/s/ J. Michael Stanley
Name:	J. Michael Stanley
Title:	Managing Director

AGREED:

STEVEN MADDEN, LTD.

By:	/s/ Edward R. Rosenfeld
Name:	Edward R. Rosenfeld
Title:	Chief Executive Officer

[Deferred Purchase Factoring Agreement Signature page]

ACKNOWLEDGED AND AGREED:

DOLCE VITA HOLDINGS, INC.

SCHWARTZ & BENJAMIN, INC.

B. B. DAKOTA, INC.

GREATS BRAND INC.

REPORT FOOTWEAR, INC.

STEVEN MADDEN RETAIL, INC.

DANIEL M. FRIEDMAN & ASSOCIATES, INC.

DIVA ACQUISITION CORP.

THE TOPLINE CORPORATION

ADESSO-MADDEN, INC.

By:	/s/ Zine Mazouzi
Name:	Zine Mazouzi
Title:	Treasurer

[Deferred Purchase Factoring Agreement Signature page]

TRENDY IMPORTS, S. DE R.L. DE C.V.

By:	/s/ Awadhesh Sinha
Name:	Awadhesh Sinha
Title:	Director

[Deferred Purchase Factoring Agreement Signature page]

SML CANADA ACQUISITION CORP.

By:	/s/ Awadhesh Sinha
Name:	Awadhesh Sinha
Title:	Director

[Deferred Purchase Factoring Agreement Signature page]

MADDEN INTERNATIONAL LIMITED

By:	/s/ Edward R. Rosenfeld
Name:	Edward R. Rosenfeld
Title:	Director

[Deferred Purchase Factoring Agreement Signature page]

THE ASEAN CORPORATION LIIMITED

By:	/s/ Awadhesh Sinha
Name:	Awadhesh Sinha
Title:	Director

[Deferred Purchase Factoring Agreement Signature page]

Schedule 1

Superseded Agreements

A. Steven Madden, Ltd., Dolce Vita Holdings, Inc., Schwartz & Benjamin, Inc., B. B. Dakota, Inc., and Greats Brand Inc. are each parties to a Collection Agency Agreement dated July 9, 2009 with Rosenthal & Rosenthal, Inc. (“Rosenthal,” or “us,” or “we”).

B. Report Footwear, Inc. is party to a Collection Agency Agreement dated May 18, 2012 with Rosenthal.

C. Steven Madden Retail, Inc. is party to a Collection Agency Agreement dated July 10, 2009 with Rosenthal.

D. SML Acquisition Corp. is party to a Collection Agency Agreement dated July 10, 2009 with Rosenthal.

E. Daniel M. Friedman & Associates, Inc. is party to a Collection Agency Agreement July 10, 2009 Collection Agency Agreement with Rosenthal.

F. Diva Acquisition Corp. is party to a Collection Agency Agreement dated July 10, 2009 with Rosenthal.

G. Report Footwear, Inc. is party to a Collection Agency Agreement dated May 18, 2012 with Rosenthal.

H. SML Acquisition Corp. is party to a Collection Agency Agreement dated July 10, 2009 with Rosenthal.

I. Daniel M. Friedman & Associates, Inc. is party to a Collection Agency Agreement dated July 10, 2009 with Rosenthal.

J. Diva Acquisition Corp. is party to a Collection Agency Agreement dated July 10, 2009 with Rosenthal (each of the parties to the agreements set forth in the foregoing paragraphs A through I, other than Rosenthal, hereinafter individually and collectively, and jointly and severally, referred to as “you,” and each of such agreements, as amended and/or supplemented, hereinafter referred to as the “Existing Collection Agency Agreements”).

K. Rosenthal and each of the parties to the Existing Collection Agency Agreements have agreed to amend and restate the Existing Collection Agency Agreements as provided in this Agreement, which Agreement shall become effective on the date on which it has been executed by all the parties hereto (the “Closing Date”).

L. The Topline Corporation, Madden International Limited, Report Footwear, Inc., Adesso-Madden, Inc., Daniel M. Friedman & Associates, Inc., Cejon Accessories, Inc., Dolce Vita Holdings, Inc. and The Asean Corporation Limited are parties to a Non-Notification Collection Agency Agreement (International sales) dated December 20, 2012 (the “Existing HK Non-Notification Collection Agency Agreement”).

M. Rosenthal and each of the parties to the Existing HK Non-Notification Collection Agency Agreement have agreed to amend certain terms of the Existing HK Non-Notification Collection Agency Agreements as provided in this Agreement, which amendments shall become effective on the Closing Date.

N. Trendy Imports, S. de R.L. de C.V. is party to a Non-Notification Collection Agency Agreement dated May 2, 2017 (the “Existing Mexico Non-Notification Collection Agency Agreement”).

O. Rosenthal and Trendy Imports, S. de R.L. de C.V. have agreed to amend certain terms of the Existing Mexico Non-Notification Collection Agency Agreements as provided in this Agreement, which amendments shall become effective on the Closing Date.

Q. It is the intent of the parties hereto that this Agreement amend and restate in their entirety all of the Existing Collection Agency Agreements, and amend the Existing HK Non-Notification Collection Agency Agreement and Existing Mexico Non-Notification Collection Agency Agreement, and re-evidence the outstanding obligations and liabilities of each of the respective parties thereunder, and not constitute a novation or evidence repayment thereof.

Exhibit A

This account

has been assigned for collection and is PAYABLE ONLY to

ROSENTHAL & ROSENTHAL, INC. c/o [STEVEN MADDEN, LTD.]1

P.O. BOX 2244335, CHICAGO, ILLINOIS 60695-1926

Make check payable as above in United States Funds and

indicate name of seller.

Any claims against this invoice must be made promptly in

writing to Rosenthal & Rosenthal, Inc., specifying details.

No returns or adjustments will be recognized without the

written consent of Rosenthal & Rosenthal, Inc.

1 Name to be updated for each Madden entity

Exhibit B

Accession Agreement

To: Rosenthal & Rosenthal, Inc.

From: [name of new participating company] (the “Company”)

Re: Collection Agency Agreement

1.	Terms used in this Accession Agreement shall, unless defined otherwise in this Accession Agreement, have the meanings given to them in that certain Deferred Purchase Agency Agreement dated as of July 22, 2020 entered into by Rosenthal & Rosenthal, Inc. and Steven Madden, Ltd. (“Steve Madden”) (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the Collection Agency Agreement).

2.	The Company confirms that it has received a copy of the Collection Agency Agreement.

Each of Steve Madden and the Company hereby agree that the Company shall be joined and be bound by the terms of the Collection Agency Agreement as if it had originally been party thereto, and any reference to “you” or to Steve Madden contained in the Collection Agency Agreement shall hereafter be deemed to be a reference to Steve Madden, the Company, and each of the other Affiliates of Steve Madden party thereto, individually and/or collectively as appropriate, and each of the Company, Steve Madden and such Affiliates shall be jointly and severally liable to you for all Obligations.

For administrative convenience, the Company appoints Steve Madden as its attorney-in-fact with full power to act in its place and stead with respect to any matters in connection with the Collection Agency Agreement, including, without limitation, directing the payment of any amounts payable by us with respect to the Receivables.

The Company hereby agrees to indemnify and hold us harmless from and against any loss, claims, or expenses sustained or incurred by reason of its honoring the instruction contained in this letter and such indemnity and hold harmless provision shall survive any termination of this document and/or the instructions contained herein.

[3.	Add any new applicable terms and remove any existing inapplicable terms]

4.	The provisions of this Accession Agreement shall be construed and enforced in accordance with the laws of the State of New York.

5.	This Accession Agreement is effective as of _____________________________.

SIGNED:

[Company Name]

By: _________________________________

Name: _______________________________

Title: ________________________________

Date: ________________________________

ACKNOWLEDGED AND ACCEPTED:

ROSENTHAL & ROSENTHAL, INC.

By: ________________________________ Name: Title: Date:

Exhibit C

Tradestyles

Exhibit D

Confidentiality Agreement

[See attached]

CONFIDENTIAL

CONFIDENTIALITY AND NONDISCLOSURE AGREEMENT

This Confidentiality and Non-Disclosure Agreement (the “Agreement”) is entered into as of ___________, 20__ (hereinafter the “Effective Date”) by and between Rosenthal & Rosenthal, Inc. a New York State corporation with its principal place of business at 1370 Broadway, New York, NY 10018 (“Rosenthal”) and _____________, a _____________, having its principal place of business at _________________ (“Recipient”). The Agreement shall govern the disclosure and furnishing by Rosenthal to Recipient of certain confidential and proprietary information relating to the finances of Rosenthal which Recipient has requested from Rosenthal in connection with Rosenthal’s factoring relationship with Steven Madden, Ltd. and certain of its affiliates (the “Madden Companies”) (hereinafter “Confidential lnformation”), as well as the use and return of such information by Recipient.

Recipient acknowledges and agrees that the Confidential Information is either owned by Rosenthal or an affiliate Recipient of Rosenthal. The Confidential Information will be used by Recipient only for the purpose of reviewing and determining if it wishes to to exercise the “Redirection Right” as defined in that certain Amended and Restated Deferred Purchase Factoring Agreement between Rosenthal and the Madden Companies (the “Factoring Agreement”) (hereinafter the “Purpose”). Confidential Information shall also include any information subsequently supplied by Rosenthal that refers or relates to the Purpose. Recipient agrees to receive the Confidential Information subject to the following terms and conditions:

1.                  Recipient promises and agrees to hold the Confidential Information in confidence. Without limiting the generality of the foregoing, Recipient further promises and agrees that it will require its employees: (i) to protect and safeguard the Confidential Information against unauthorized use, publication or disclosure; (ii) not to use any of the Confidential Information except for the Purpose; (iii) not to make any copies of the Confidential Information except to the extent needed for the Purpose; (iv) not to, directly or indirectly, in any way, reveal, report, publish, disclose, transfer or otherwise use any of the Confidential Information except as specifically authorized by Rosenthal in this Agreement; (v) not to use any Confidential Information to compete or obtain advantage vis-à-vis Rosenthal; (vi) to restrict access to the Confidential Information to those of its officers, directors, and employees who clearly need such access to carry out the Purpose; (vii) to advise each of the persons to whom it provides access to any of the Confidential Information, that such persons are strictly prohibited from making any use, publishing or otherwise disclosing to others, or permitting others to use for their benefit or to the detriment of Rosenthal, any of the Confidential Information; (viii) to take all steps reasonably necessary to protect the secrecy of the Confidential Information, and to prevent the Confidential Information from falling into the public domain or into the possession of unauthorized persons; and (ix) to comply with any other reasonable security measures requested in writing by Rosenthal.

2.                  Recipient agrees that all Confidential Information shall remain the property of Rosenthal, and that Rosenthal may use the Confidential Information for any purpose without obligation to Recipient. All inventions, improvements, copyrightable works and designs relating to machines, methods, compositions, or products of Rosenthal directly resulting from or relating to the Confidential Information and the right to market, use, license and franchise the Confidential Information or the ideas, concepts, methods or practices embodied therein shall be the exclusive property of Rosenthal, and Recipient has no right or title thereto. Nothing contained herein shall be construed as granting either express or implied transfer of rights to Company in the Confidential Information. Nothing herein shall prohibit Rosenthal from disclosing the Confidential Information to others or from granting a license or other rights therein to others.

3.                  Recipient represents warrants and covenants that it has, or shall enter into, with each of its employees who may have access to any Confidential Information, an appropriate agreement, which may include an employment agreement, sufficient to enable it to comply with all of the terms of this Agreement, prior to exposing such employee to the Confidential Information.

4.                  Upon termination of the Deferred Purchase Agreement, or upon the exercise of the Redirection Right, whichever is earlier, Recipient shall return to Rosenthal all of the Confidential Information, and all copies thereof, in the possession or control of Recipient, in whatever media or format. Rosenthal may in its sole discretion instruct Recipient in writing to destroy some or all of the Confidential Information in lieu of returning it.

5.                  Should Recipient or any of its representatives be requested, pursuant to, or required by, applicable law, regulation or legal process to disclose any of the Confidential Information or any other information concerning Rosenthal, Recipient will notify Rosenthal promptly so that Rosenthal may (i) seek a protective order or other appropriate remedy or (ii) consult with Recipient with respect to Recipient taking steps to resist or narrow the scope of such request or legal process. In the event that no such protective order or other remedy is obtained, Recipient and its representatives shall furnish only that portion of the Confidential Information which it is advised by counsel in a written opinion is legally required and will exercise best efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information so furnished.

6.                  The obligations of this Agreement shall be continuing and binding upon Recipient until the Confidential Information ceases to be confidential other than as a breach of this Agreement by Recipient, whichever is first to occur, except that protection of trade secrets shall extend to such time as the relevant information qualifies as a trade secret under the applicable law. Absent the written consent of Rosenthal, the burden of proving that the Confidential Information is no longer confidential shall be on Recipient.

7.                  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended, changed, modified, supplemented, or waived except by later written agreement signed by both parties. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by (a) Rosenthal, its successors, and assigns; and (b) Recipient, its successors and assigns.

8.                  Neither this Agreement, not any right, obligation, or interest in or under this Agreement, nor any claim arising under or in connection with or relating to this Agreement, may be assigned by any party without the other party's prior written consent, and any attempted assignment without such consent shall be void and of no effect, except that either party may assign this Agreement to any entity which directly or indirectly controls, is controlled by, or is under common control with such assigning party without such consent.

9.                  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflicts of law principles and both parties agree to submit any disputes in connection with this Agreement to the jurisdiction of the courts of the State of New York or the Federal District Courts sitting in New York, which courts shall have exclusive jurisdiction for such purposes.

10.              Notwithstanding the above provision, Recipient understands and acknowledges that any disclosure or misappropriation of any of the Confidential Information in violation of this Agreement may cause Rosenthal irreparable harm, the amount of which may be difficult to ascertain and, therefore, agrees that Rosenthal shall have the right to apply to any court of competent jurisdiction for an order restraining any such further disclosure or misappropriation and for such other relief as Rosenthal shall deem appropriate. Such right of Rosenthal shall be in addition to remedies otherwise available to Rosenthal at law or in equity.

11.              In the event any one or more of the provisions herein is, for any reason, held invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of this Agreement, which will continue in full force and effect without said provision(s), unless doing so shall materially alter the bargain between the parties.

12.              This Agreement does not constitute a commitment of Rosenthal to consummate the Transaction.

The parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date:

ROSENTHAL & ROSENTHAL, INC. Signed: ________________________* Print Name: _____________________ Title: __________________________	[RECIPIENT] Signed: ________________________* Print Name: _____________________ Title: __________________________